UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 18, 2012

Popular, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-34084	66-0667416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

209 Munoz Rivera Ave., Popular Center Building , Hato Rey , Puerto Rico		00918
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-765-9800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 18, 2012, Popular, Inc. (the "Company") sent a notice to its directors and executive officers informing them that it had received a notice from the plan administrator of the Popular, Inc. USA 401(k) Savings & Investment Plan (the "401(k) Plan") indicating that activity in the Company’s common stock under the 401(k) Plan will be closed for participant transactions from 4:00 p.m. ET on May 21, 2012 until approximately 9:00 a.m. ET on June 1, 2012 (the "Blackout Period"). This temporary suspension is required by the 401(k) Plan’s record keeper, Principal Financial Group, in connection with the 1-for-10 reverse stock split of the Company’s common stock, which will be effective as of 11:59 p.m. ET on May 29, 2012.

The notice further states that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, directors and executive officers of the Company are prohibited from directly or indirectly purchasing, selling, or otherwise acquiring or transferring any equity securities of the Company (including any related derivative security), acquired in connection with their service as a director or employment as an executive officer, during the Blackout Period. A copy of the notice is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company received the notice required by Section 101(i)(2)(E) of the Employee Retirement Income Security Act, as amended on May 18, 2012.

Inquiries concerning the Blackout Period or the notice should be directed to Eduardo J. Negrón, Executive Vice President, Administration Group at Popular, Inc., 209 Muñoz Rivera Avenue, 3rd Floor, San Juan, P. R. 00918, or by telephone at (787) 763-7248, or to Ignacio Alvarez, Executive Vice President and Chief Legal Officer at Popular, Inc., 209 Muñoz Rivera Avenue, 3rd Floor, San Juan, P. R. 00918, or by telephone at (787) 758-7208.

Item 9.01 Financial Statements and Exhibits.

99.1 Notice to Directors and Executive Officers dated May 18, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Popular, Inc.

May 21, 2012	By:	/s/ Jorge J. Garcia

Name: Jorge J. Garcia
Title: Senior Vice President and Corporate Comptroller

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated 5-18-2012